Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statements on Forms F-3 (File No. 333-14140, 333-11972 and 333-12450) and Registration
Statements on Forms S-8 (File No. 333-84180, 333-932 and 333-11648) of Attunity Ltd. of our report dated March 3, 2003 (except for Note 19 for which the date is March 31, 2003) with respect to the consolidated financial statements of Attunity Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2002.


                                            /s/Kost, Forer & Gabbay
                                               KOST, FORER & GABBAY
                                               A member of Ernst & Young Global



Tel-Aviv Israel
June 25, 2003